CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Representations and Warranties" in the Proxy Statement/Prospectus included in this Registration Statement (Form N-14) of Voya Equity Trust.

We consent to the incorporation by reference of our report dated July 27, 2021, with respect to the financial statements and financial highlights of Voya SmallCap Opportunities Fund (one of the funds constituting Voya Equity Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended May 31, 2021 into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 14, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of Voya Small Cap Growth Fund, a series of Voya Equity Trust, and to the use of our report dated November 29, 2021 on the financial statements and financial highlights of TCM Small Cap Growth Fund. Such financial statements and financial highlights appear in the 2021 Annual Report to Shareholders which are incorporated by reference into the Registration Statement.

/s/ Tait, Weller & Baker LLP

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

June 14, 2022